Exhibit e(1)

                         FORM OF DISTRIBUTION AGREEMENT


         This Distribution Agreement is made as of this 30th day of April, 1999 by and between HT Insight Funds, Inc. d/b/a Harris Insight(R) Funds, a Maryland Corporation (the "Company"), and PROVIDENT DISTRIBUTORS, INC., a Delaware corporation ("Provident" or "Distributor").

         WHEREAS, the Company is an open-end management investment company and is so registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, the Company desires to retain Provident as Distributor for the Company's separate portfolios - Harris Insight Government Money Market Fund, Harris Insight Money Market Fund, Harris Insight Tax-Free Money Market Fund, Harris Insight Equity Fund ("Equity Fund"), and Harris Insight Short/Intermediate Bond Fund ("S/I Bond Fund") (individually, a "Fund" and collectively, the "Funds") to provide for the sale and distribution of shares of the Funds (the "Shares"), and Provident is willing to render such services;

         NOW THEREFORE, in consideration of the premises and mutual covenants set forth herein and intending to be legally bound hereby, the parties hereto agree as follows:

                              DELIVERY OF DOCUMENTS

         The Company has delivered to Provident copies of each of the following documents and will deliver to it all future amendments and supplements thereto, if any:

          (a) The Company's most recent Prospectus(es) and Statement(s) of Additional Information and all amendments and supplements thereto (collectively, the "Prospectuses").

                                  DISTRIBUTION

         1. APPOINTMENT OF DISTRIBUTOR. The Company hereby appoints Provident as Distributor of the Funds' Shares and Provident hereby accepts such appointment and agrees to render the services and duties set forth in this Section II. In the event that the Company establishes one or more portfolios other than the Funds with respect to which it desires to retain Provident to act as distributor hereunder, the Company shall notify Provident in writing. If Provident is willing to render such services, it shall notify the Company whereupon such portfolio shall become one of the "Funds" hereunder and such portfolio shall be listed on an addendum acknowledged in writing by the parties hereto.

         2. SERVICES AND DUTIES.

         (a) The Company agrees to sell through Provident, as agent, from time to time during the term of this Agreement, Shares upon the terms and at the current offering price as described in the applicable Prospectus. Provident will act only in its own behalf as principal in making agreements with selected

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dealers or others for the sale and redemption of Shares, and shall sell Shares only at the offering price thereof as set forth in the applicable Prospectus. Prior to making any payments from its own resources to financial institutions, securities dealers or other industry professionals for shareholder services, administration or distribution assistance for a Fund, Provident will enter into written agreements in a form satisfactory to the Company's Board of Directors. Provident shall devote appropriate efforts to effect sales of Shares of each of the Funds, but shall not be obligated to sell any certain number of Shares.

         (b) In all matters relating to the sale and redemption of Shares, Provident will act in conformity with the Company's Articles of Incorporation, By-Laws and applicable Prospectuses and with the instructions and directions of the Board of Directors of the Company and will conform to and comply with the requirements of the 1933 Act, the 1940 Act, the regulations of the National Association of Securities Dealers, Inc. and all other applicable Federal or state laws and regulations.

         (c) All Shares of the Equity Fund and S/I Bond Fund and future funds covered by this Agreement offered for sale by Provident shall be offered for sale to the public at a price per share (the "offering price") equal to (i) their net asset value (determined in the manner set forth in the applicable Prospectuses), plus (ii) any sales charge applicable to a class of Shares which shall be the percentage of the offering price of such Shares as set forth in the applicable Prospectuses. The offering price, if not an exact multiple of one cent, shall be adjusted to the nearest cent. Concessions paid by Provident to broker-dealers and other persons shall be set forth in either the selling agreements between Provident and such broker-dealers and persons or, if such concessions are described in the applicable Prospectuses, shall be as so set forth. No broker-dealer or other person who enters into a selling or distribution and servicing agreement with Provident shall be authorized to act as agent for the Company in connection with the offering or sale of Shares to the public or otherwise.

         (d) If any Shares sold by Provident under the terms of this Agreement are redeemed or repurchased by the Company or by Provident as agent or are tendered for redemption within seven business days after the date of confirmation of the original purchase of said Shares, Provident shall forfeit the amount above the net asset value received by it with respect to such Shares, provided that the portion, if any, of such amount re-allowed by Provident to broker-dealers or other persons shall be repayable to the Company only to the extent recovered by Provident from the broker-dealer or other persons concerned. Provident shall include in the form of agreement with such broker-dealers and other persons a corresponding provision for the forfeiture by them of their concession with respect to Shares sold by them or their principals and redeemed or repurchased by the Company or by Provident as agent (or tendered for redemption) within seven business days after the date of confirmation of such initial purchases.

3.       SERVICE PLAN REPORTS.

         So long as the Company has one or more service plans in effect for one or more classes of shares (the "Service Plans"), the Distributor shall provide the Company's Board of Directors at least quarterly, a written report of the amounts expended by the Distributor pursuant to the Service Plans and the purpose for which such expenditures were made.

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4.       SALES AND REDEMPTIONS.

         (a) The Company shall pay all costs and expenses in connection with the registration of the Shares under the 1933 Act, and all expenses in connection with maintaining facilities for the issue and transfer of the Shares and for supplying information, prices and other data to be furnished by the Company hereunder, and all expenses in connection with preparing, printing and distributing the Prospectuses except as set forth in subsection 2(c) of Section II hereof.

         (b) The Company shall execute all documents, furnish all information and otherwise take all actions which may be reasonably necessary in the discretion of the Company's officers in connection with the qualification of the Shares for sale in such states as Provident may designate to the Company and the Company may approve, and the Company shall pay all filing fees which may be incurred in connection with such qualification. Provident shall pay all other expenses incurred by Provident in connection with the sale of the Shares, except as otherwise specifically provided in this Agreement.

         (c) The Company shall have the right to suspend the sale of Shares at any time in response to conditions in the securities markets or otherwise, and to suspend the redemption of Shares of any Fund at any time permitted by the 1940 Act or the rules of the SEC ("Rules").

         (d) The Company reserves the right to reject any order for Shares, but will not do so arbitrarily or without reasonable cause.

                                 CONFIDENTIALITY

Provident will treat confidentially and as proprietary information of the Company all records and other information relative to the Company, to the Company's prior or current shareholders and to those persons or entities who respond to Provident's inquiries concerning investment in the Company, and, except as provided below, will not use such records and information for any purpose other than the performance of its responsibilities and duties hereunder. Any other use by Provident of the information and records referred to above may be made only after prior notification to and approval in writing by the Company. Such approval shall not be unreasonably withheld and may not be withheld where:
(i) Provident may be exposed to civil or criminal contempt proceedings for failure to divulge such information; (ii) Provident is requested to divulge such information by duly constituted authorities; or (iii) Provident is so requested by the Company.

                                 INDEMNIFICATION

         1. COMPANY REPRESENTATION. The Company represents and warrants to Provident that at all times the Registration Statement and Prospectuses will in all material respects conform to the applicable requirements of the 1933 Act and the Rules thereunder and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under

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which they are made, not misleading, except that no representation or warranty in this subsection shall apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Company by or on behalf of and with respect to Provident expressly for use in the Registration Statement or Prospectuses.

         2. PROVIDENT REPRESENTATION. Provident represents and warrants to the Company that it is duly organized as a Delaware corporation and is and at all times will remain registered as a broker/dealer under the Securities Exchange act of 1934 and a member in good standing with the National Association of Securities Dealers and is otherwise duly authorized and licensed to carry out its services as contemplated herein.

         3. COMPANY INDEMNIFICATION. The Company, on behalf of each Fund, will indemnify, defend and hold harmless Provident, its several officers and directors and any person who controls Provident within the meaning of Section 15 of the 1933 Act, from and against any losses, claims, damages or liabilities, joint or several, to which any of them may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectuses or in any application or other document executed by the Company, or arise out of, or are based upon, information furnished on behalf of a Fund, filed in any state in order to qualify the Shares under the securities or blue sky laws thereof ("Blue Sky Application"), or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse Provident, its several officers and directors, and any person who controls Provident within the meaning of Section 15 of the 1933 Act, for any legal or other expenses reasonably incurred by any of them in investigating, defending or preparing to defend any such action, proceeding or claim; PROVIDED, HOWEVER, that the Company shall not be liable in any case to the extent that such loss, claim, damage or liability arises out of, or is based upon, any untrue statement, alleged untrue statement, or omission or alleged omission made in the Registration Statement, the Prospectuses, any Blue Sky Application or any application or other document executed by or on behalf of the Company in reliance upon and in conformity with written information furnished to the Company by or on behalf of and with respect to Provident specifically for inclusion therein.

         The Company shall not indemnify any person pursuant to this subsection 3 unless the court or other body before which the proceeding was brought has rendered a final decision on the merits that such person was not liable by reason of his willful misfeasance, bad faith or gross negligence in the performance of his duties, or his reckless disregard of his obligations and duties, under this Agreement ("disabling conduct") or, in the absence of such a decision, a reasonable determination (based upon a review of the facts) that such person was not liable by reason of disabling conduct has been made by the vote of a majority of a quorum of directors of the Company who are neither "interested persons" of the Company (as defined in the 1940 Act) nor parties to the proceeding, or by an independent legal counsel in a written opinion.

         The Company shall advance attorneys' fees and other expenses incurred by any person in defending any claim, demand, action or suit which is the subject of a claim for indemnification pursuant to this subsection 3, so long as: (i) such person shall undertake to repay all such advances unless it is

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ultimately determined that he is entitled to indemnification hereunder; and (ii)
such person shall provide security for such undertaking, or the Company shall be insured against losses arising by reason of any lawful advances, or a majority of a quorum of the disinterested, non-party directors of the Company (or an independent legal counsel in a written opinion) shall determine based on a review of readily available facts (as opposed to a full trial-type inquiry) that there is reason to believe that such person ultimately will be found entitled to indemnification hereunder.

         4. PROVIDENT INDEMNIFICATION. Provident will indemnify, defend and hold harmless the Company, the Company's several officers and directors and any person who controls the Company within the meaning of Section 15 of the 1933 Act, from and against any losses, claims, damages or liabilities, joint or several, to which any of them may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon any breach of its representations, warranties and agreements herein, or which arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectuses, any Blue Sky Application or any application or other documents executed by or on behalf of the Company or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, which statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of and with respect to Provident specifically for inclusion therein, and will reimburse the Company, the Company's several officers and directors, and any person who controls the Company within the meaning of Section 15 of the 1933 Act, for any legal or other expenses reasonably incurred by any of them in investigating, defending or preparing to defend any such action, proceeding or claim, as such expenses are incurred.

5. GENERAL INDEMNITY PROVISION. No indemnifying party shall be liable under its indemnity agreement contained in subsection 3 or 4 hereof with respect to any claim made against such indemnifying party unless the indemnified party shall have notified the indemnifying party in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the indemnified party (or after the indemnified party shall have received notice of such service on any designated agent), but failure to notify the indemnifying party of any such claim shall not relieve it from any liability which it may otherwise have to the indemnified party. The indemnifying party will be entitled to participate at its own expense in the defense or, if it so elects to assume the defense of any suit brought to enforce any such liability, and if the indemnifying party elects to assume the defense, such defense shall be conducted by counsel chosen by it and reasonably satisfactory to the indemnified party. In the event the indemnifying party elects to assume the defense of any such suit and retain such counsel, the indemnified party shall bear the fees and expenses of any additional counsel retained by the indemnified party, provided that the indemnified party shall have the right to employ one separate counsel to represent it in such suit if in the reasonable judgment of the indemnified party it is advisable because of an actual or potential conflict of interest between it and the indemnifying party in the conduct of the defense of such action, in which event the fees and expenses of such separate counsel will be borne by the indemnifying party.

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                            DURATION AND TERMINATION

This Agreement shall become effective as of the date first above written, and, unless sooner terminated as provided herein, shall continue until April 30, 2000. Thereafter, if not terminated, this Agreement shall continue automatically for successive terms of one year, provided that such continuance is specifically approved at least annually by a vote of the majority of those members of the Board of Directors of the Company who are not parties to this Agreement or "interested persons" of the Company and have no direct or indirect financial interest in the operation of each Fund's Service Plan or in this Agreement, or in any agreement relating to the Plan, by vote cast in person at a meeting called for the purpose of voting on such approval; PROVIDED, HOWEVER, that this Agreement may be terminated by the Company at any time, without the payment of any penalty, by vote of a majority of the entire Board of Directors of the Company or by a vote of a "majority of the outstanding voting securities" of the Company on 60 days' written notice to Provident, or by Provident at any time, without the payment of any penalty, on 60 days' written notice to the Company. This Agreement will automatically and immediately terminate in the event of its "assignment". (As used in this Agreement, the terms "majority of the outstanding voting securities," "interested person" and "assignment" shall have the same meanings as such terms have in the 1940 Act.)

                           AMENDMENT OF THIS AGREEMENT

No provision of this Agreement may be changed, waived, discharged or terminated except by an instrument in writing signed by the party against which an enforcement of the change, waiver, discharge or termination is sought.

                                     NOTICES

         Notices of any kind to be given to the Company hereunder by Provident shall be in writing and shall be duly given if mailed or delivered to the Company at Four Falls Corporate Center, 6th Floor, West Conshohocken, PA 19428, or at such other address or to such individual as shall be so specified by the Company to Provident. Notices of any kind to be given to Provident hereunder by the Company shall be in writing and shall be duly given if mailed or delivered to Provident at Four Falls Corporate Center, 6th Floor, West Conshohocken, PA 19428 or at such other address or to such individual as shall be so specified by Provident to the Company.

                                  MISCELLANEOUS

The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision if this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. Subject to the provisions of
Section V hereof, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and shall be governed by Delaware law; PROVIDED, HOWEVER, that nothing herein shall be construed in a manner inconsistent with the 1940 Act or any rule or regulation of the SEC thereunder.

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         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.


                                           HT INSIGHT FUNDS, INC. d/b/a HARRIS
                                           INSIGHT FUNDS


                                           By: ________________________________

Attest:  ____________________

                                           PROVIDENT DISTRIBUTORS, INC.


                                           By: ________________________________

Attest:  ____________________